Exhibit 99.1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PAN PACIFIC RETAIL PROPERTIES, INC.

1631-B SOUTH MELROSE DRIVE

VISTA, CALIFORNIA 92081

The undersigned, a stockholder of Pan Pacific Retail Properties, Inc., a Maryland corporation, hereby appoints Stuart A.Tanz and Joseph P. Colmery and each or either of them as proxies for the undersigned, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock which the undersigned is entitled to vote at the special meeting of Pan Pacific Retail Properties, Inc. to be held on Monday, September 25, 2006 and any and all adjournments or postponements thereof, with all powers possessed by the undersigned if personally present at the meeting, and hereby revokes any proxy heretofore given with respect to such meeting. The undersigned hereby acknowledges receipt of the Notice of such special meeting and of the Proxy Statement accompanying such Notice.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE MERGER AND “FOR” PROPOSAL TWO: ADJOURNMENTS.

Should any other matters requiring a vote of the stockholders arise, the above named proxies are authorized to vote the same in accordance with their discretion. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE PAN PACIFIC RETAIL PROPERTIES, INC. ENVELOPE PROVIDED.	PAN PACIFIC RETAIL PROPERTIES, INC. P.O. BOX 11100 NEW YORK, N.Y. 10203-0100

(Continued and to be dated and signed on the reverse side.)

Ú        DETACH PROXY CARD HERE        Ú

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR the merger:					The Board of Directors recommends a vote FOR the adjournments:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

Proposal 1:	Approval of the merger of KRC Acquisition, Inc. with and into Pan Pacific Retail Properties, Inc. and the other transactions contemplated pursuant to the Agreement and Plan of Merger, dated as of July 9, 2006, among Kimco Realty Corporation, KRC Acquisition, Inc., KRC CT Acquisition Limited Partnership, KRC PC Acquisition Limited Partnership, Pan Pacific Retail Properties, Inc., CT Operating Partnership, L.P. and Western/Pinecreek, L.P.	☐	☐	☐	Proposal 2:	Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger.	☐	☐	☐

						To change your address, please mark this box.			☐

						To include any comments, please mark this box.			☐

S C A N L I N E

Please sign exactly as name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or as an officer of a corporation or other entity, please give full title as such.

_______________________________	_____________________
Date Share Owner sign here	Co-Owner sign here